UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2009

SARA CREEK GOLD CORP.
(Exact name of registrant as specified in its charter)

Commission File Number 000-52892

Nevada	98-0511130
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5348 Vegas Drive, #236
Las Vegas, NV  89108
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  702-952-9677

UVENTUS TECHNOLOGIES CORP.
135 – 998 Aram Building 2nd Floor
931-21 Deachi 4 Dong, Gangnam-Gu
Seoul, Korea
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective September 23, 2009, we completed a merger with our wholly-owned subsidiary, Sara Creek Gold Corp.  As a result, we have changed our name from “Uventus Technologies Corp.” to “Sara Creek Gold Corp.”  We changed the name of our company to better reflect the direction and business of our company.

In addition, effective September 23, 2009, we have effected a fifteen (15) for one (1) forward stock split of our authorized, issued and outstanding common stock.  As a result, our authorized capital has increased from 50,000,000 shares of common stock with a par value of $0.001 to 750,000,000 shares of common stock with a par value of $0.001 and correspondingly our issued and outstanding capital increases from 2,980,000 shares of common stock to 44,700,000 shares of common stock.

Item 7.01. Regulation FD Disclosure

The name change and forward stock split both become effective with FINRA’s Over-the-Counter Bulletin Board at the opening for trading on September 24, 2009, under the new stock symbol “SCGC”.  Our new CUSIP number is 80310R 107.

Item 8.01. Other Events

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press release attached hereto as Exhibit 99.3.

Item 9.01. Financial Statements and Exhibits.

99.1	Articles of Merger filed with the Secretary of State of Nevada on September 2, 2009, and which was effective September 23, 2009.

99.2	Certificate of Change filed with the Secretary of State of Nevada on September 2, 2009, and which was effective September 23, 2009.

99.3	News Release dated September 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 24, 2009
SARA CREEK GOLD CORP.

By:	/s/ Jean Pomerleau
Name:	Jean Pomerleau
Title:	President and Director